UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  June 15, 2018

Commission File Number	Exact name of registrants as specified in their charters, address of principal executive offices and registrants' telephone number	IRS Employer Identification Number
1-8841	NEXTERA ENERGY, INC.	59-2449419
2-27612	FLORIDA POWER & LIGHT COMPANY	59-0247775
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrants are an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

On June 15, 2018, Florida Power & Light Company sold $94,121,000 principal amount of its Floating Rate Notes, Series due June 15, 2068 (Notes). The Notes bear interest at a rate equal to three-month LIBOR minus 0.30%, which rate will be reset quarterly on March 15, June 15, September 15, and December 15 of each year, beginning September 15, 2018. The Notes were registered under the Securities Act of 1933 pursuant to Registration Statement Nos. 333-205558, 333-205558-01 and 333-205558-02. This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with the sale of the Notes.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit Number	Description	NextEra Energy, Inc.	Florida Power & Light Company
4	Officer's Certificate of Florida Power & Light Company, dated June 15, 2018, creating the Floating Rate Notes, Series due June 15, 2068	x	x
5(a)	Opinion and Consent, dated June 15, 2018, of Squire Patton Boggs (US) LLP, counsel to Florida Power & Light Company, with respect to the Notes	x	x
5(b)	Opinion and Consent, dated June 15, 2018, of Morgan, Lewis & Bockius LLP, counsel to Florida Power & Light Company, with respect to the Notes	x	x

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Date:  June 15, 2018

NEXTERA ENERGY, INC.
(Registrant)

TERRELL KIRK CREWS, II
Terrell Kirk Crews, II Vice President, Controller and Chief Accounting Officer of NextEra Energy, Inc.

FLORIDA POWER & LIGHT COMPANY
(Registrant)

KIMBERLY OUSDAHL
Kimberly Ousdahl Vice President and Chief Accounting Officer of Florida Power & Light Company

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